UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 29, 2021

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SOUTHWESTERN ENERGY COMPANY
(Exact name of registrant as specified in its charter)

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Delaware	001-08246	71-0205415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10000 Energy Drive
Spring, TX 77389
(Address of principal executive offices)(Zip Code)

(832) 796-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
        ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
        ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
        ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	SWN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
On November 3, 2021, Southwestern Energy Company, a Delaware corporation (“Southwestern”), and Mustang Acquisition Company, LLC, a Delaware limited liability company and wholly-owned subsidiary of Southwestern, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with GEP Haynesville, LLC, a Delaware limited liability company (“GEPH”), pursuant to which, and on the terms and subject to the conditions therein, Southwestern will acquire all of the outstanding units of GEPH (the “Acquisition”).
In connection with the proposed financing for the Acquisition, Southwestern is furnishing the following financial information.
The following tables present revenue, net income (loss), Adjusted EBITDAX (as defined below), capital investment and production for Southwestern and GEPH for the three months and nine months ended September 30, 2021 and 2020 and the year ended December 31, 2020. Select financial information for Indigo (as defined below) is presented for the three months and nine months ended September 30, 2020, the two months and eight months ended August 31, 2021 and the year ended December 31, 2020. The results of assets acquired from Indigo are included in the results of Southwestern from September 1, 2021. Select financial information for Montage (as defined below) is presented for the three months and nine months ended September 30, 2020 and for year-to-date through November 12, 2020. The results of assets acquired from Montage are included in the results of Southwestern from November 13, 2020.
The information used to prepare the financial tables below was derived from historical information and certain management assumptions.

Summary Historical Financial Information

	Southwestern Energy Company
	For the three months ended September 30,		For the nine months ended September 30,		For the Year Ended December 31,
($ in millions)	2021	2020	2021	2020	2020
Revenue	$1,598	$527	$3,720	$1,529	$2,308
Net loss	$(1,857)	$(593)	$(2,386)	$(3,020)	$(3,112)
Adjusted EBITDAX (1)	$426	$154	$1,108	$466	$742
Capital investments	$291	$223	$816	$705	$899
Production (Bcfe)	310	221	855	623	880
(1)Adjusted EBITDAX is a non-GAAP measure and is reconciled to net income below.

	GEP Haynesville, LLC
	For the three months ended September 30,		For the nine months ended September 30,		For the Year Ended December 31,
($ in millions)	2021	2020	2021	2020	2020
Revenue	$220	$82	$500	$252	$370
Net loss	$(99)	$(69)	$(120)	$(112)	$(79)
Adjusted EBITDAX (1)	$140	$54	$342	$178	$250
Capital investments	$80	$48	$195	$149	$217
Production (Bcfe)	60	47	170	151	202
(1)Adjusted EBITDAX is a non-GAAP measure and is reconciled to net income below.

	Indigo Natural Resources, LLC
	For the two months ended August 31,	For the three months ended September 30,	For the eight months ended August 31,	For the nine months ended September 30,	For the Year Ended December 31,
($ in millions)	2021 (1)	2020	2021 (1)	2020	2020
Revenue (2)(3)	$238	$177	$707	$483	$718
Net income (loss) (4)	$(185)	$(40)	$(1,141)	$(83)	$4
Adjusted EBITDAX (5)(6)	$106	$136	$387	$409	$555
Capital investments	$41	$87	$325	$356	$453
Production (Bcfe)	64	97	340	281	374
(1)Historical 2021 information for Indigo Resources, LLC (“Indigo”) is presented through August 31, 2021. The results of the assets acquired from Indigo are included in the results of Southwestern from September 1, 2021.
(2)Revenue consists of natural gas, oil and NGL revenues and excludes gains or losses from derivatives and other operating income.
(3)Revenue includes $19 million for the three months ended September 30, 2020, $37 million and $55 million for the nine months ended September 30, 2021 and 2020, respectively, and $79 million for the year ended December 31, 2020, associated with the conventional Cotton Valley oil and gas properties which were sold in the second quarter of 2021 prior to the signing of the Indigo Merger Agreement.
(4)Net income (loss) includes ($17) million for the three months ended September 30, 2020, ($1) million and ($49) million for the nine months ended September 30, 2021 and 2020, respectively, and ($59) million for the year ended December 31, 2020, associated with the conventional Cotton Valley oil and gas properties which were sold in the second quarter of 2021 prior to the signing of the Indigo Merger Agreement.
(5)Adjusted EBITDAX includes $4 million for the three months ended September 30, 2020, $17 million and $8 million for the nine months ended September 30, 2021 and 2020, respectively, and $19 million for the year ended December 31, 2020, associated with the conventional Cotton Valley oil and gas properties which were sold in the second quarter of 2021 prior to the signing of the Indigo Merger Agreement.
(6)Adjusted EBITDAX is a non-GAAP measure and is reconciled to net income below.

	Montage Resources Corporation
($ in millions)	For the three months ended September 30, 2020	For the nine months ended September 30, 2020	Year-to-date through November 12, 2020 (1)
Revenue	$115	$340	$393
Net loss	$(92)	$(158)	$(185)
Adjusted EBITDAX (2)	$51	$151	$158
Capital investments	$46	$122	$142
Production (Bcfe)	55	161	185
(1)Historical 2020 information for Montage Resources Corporation (“Montage”) is presented through November 12, 2020. The results of the assets acquired from Montage are included in the results of Southwestern from November 13, 2020.
(2)Adjusted EBITDAX is a non-GAAP measure and is reconciled to net income below.
Explanation and Reconciliation of Non-GAAP Financial Measures
Southwestern, GEPH, Indigo and Montage financial results are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). However, management believes certain non-GAAP performance measures may provide financial statement users with additional meaningful comparisons between current results, the results of its peers and of prior periods. One such non-GAAP financial measure is Adjusted EBITDAX, which excludes certain charges or amounts. Adjusted EBITDAX excludes the effects of interest expense, depreciation, depletion and amortization, income tax, any non-cash impacts from impairments, certain non-cash derivative activities, stock-based compensation expense, non-cash gains or losses on asset sales, unamortized issuance cost, unamortized debt discount, certain restructuring costs, exploration costs, income from equity method investments, gains or losses from the extinguishment of debt, income or losses from discontinued operations and other non-cash adjustments to certain gathering liabilities. Southwestern has included information concerning Adjusted EBITDAX because it may provide users with additional meaningful comparisons between current results, results of its peers and results of prior periods. Southwestern’s management presents this measure because (i) it is consistent with the manner in which Southwestern’s position and performance are measured relative to the position and performance of its peers, (ii) this measure is more comparable to earnings estimates provided by securities analysts, and (iii) charges or amounts excluded cannot be reasonably estimated, and guidance provided by Southwestern excludes information regarding these types of items. Adjusted EBITDAX is not a measure of financial performance under GAAP.

	Southwestern Energy Company
Reconciliation of net loss to Adjusted EBITDAX	For the three months ended September 30,		For the nine months ended September 30,		For the Year Ended December 31,
($ in millions)	2021	2020	2021	2020	2020
Net loss	$(1,857)	$(593)	$(2,386)	$(3,020)	$(3,112)
Add back (deduct):
Interest expense	34	22	95	63	94
Provision for income taxes	—	—	—	406	407
Depreciation, depletion and amortization	138	70	334	267	357
Merger-related expenses	35	3	39	3	41
Restructuring charges	—	—	7	12	16
Impairments	6	361	6	2,495	2,830
Loss on unsettled derivatives	2,011	289	2,952	272	138
(Gain) loss on extinguishment of debt	59	—	59	(35)	(35)
Legal settlement charges	—	1	—	1	1
Stock-based compensation expense	—	—	2	2	3
Other loss	—	1	—	—	2
Adjusted EBITDAX	$426	$154	$1,108	$466	$742

	GEP Haynesville, LLC
Reconciliation of net loss to Adjusted EBITDAX	For the three months ended September 30,		For the nine months ended September 30,		For the Year Ended December 31,
($ in millions)	2021	2020	2021	2020	2020
Net loss	$(99)	$(69)	$(120)	$(112)	$(79)
Add back (deduct):
Interest expense	—	—	1	1	1
Depreciation, depletion and amortization	74	73	216	233	301
Accretion of gas gathering liabilities and asset retirement obligations	—	—	1	1	2
Loss on unsettled derivatives	164	49	242	65	36
Non-cash volumetric adjustment to gas gathering liability	—	—	—	(11)	(12)
Loss on sale of assets	—	—	1	—	—
Other	1	1	1	1	1
Adjusted EBITDAX	$140	$54	$342	$178	$250

	Indigo Natural Resources, LLC
Reconciliation of net income (loss) to Adjusted EBITDAX	For the two months ended August 31,	For the three months ended September 30,	For the eight months ended August 31,	For the nine months ended September 30,	For the Year Ended December 31,
($ in millions)	2021	2020	2021	2020	2020
Net income (loss)	$(185)	$(40)	$(1,141)	$(83)	$4
Add back (deduct):
Interest expense	21	8	39	26	35
Depreciation, depletion and amortization	1	124	250	354	485
Impairment	—	—	—	4	5
Exploration costs	—	—	1	1	1
Non-cash change in derivative fair values	243	220	541	273	199
Equity-based compensation expense	—	3	5	9	11
Loss on sale of assets	1	—	623	—	—
Income (loss) from equity method investment in midstream joint venture	2	(179)	10	(173)	(184)
Merger-related costs	23	—	25	—	—
Write-off of previously deferred IPO costs	—	—	—	—	1
(Gain) loss on extinguishment of debt	—	—	34	(2)	(2)
Adjusted EBITDAX	$106	$136	$387	$409	$555

	Montage Resources Corporation
Reconciliation of net loss to Adjusted EBITDAX	For the three months ended September 30,	For the three months ended September 30,	Year-to-date through November 12, 2020
($ in millions)	2020	2020	2020
Net loss	$(92)	$(158)	$(185)
Add back (deduct):
Depreciation, depletion and amortization	53	140	164
Exploration expense	12	34	38
Stock-based compensation expense	1	3	4
Gain on sale of assets	—	(1)	(2)
Loss on unsettled derivatives	60	73	75
Interest expense, net	14	44	51
Merger-related expenses	2	3
Loss from discontinued operations	1	10	10
Severance	—	3	3
Adjusted EBITDAX	$51	$151	$158

Summary Historical Reserve Data

The following tables summarize estimated proved reserves, proved developed reserves, and PV-10 (non-GAAP) for Southwestern, GEPH and Indigo. The SEC Pricing reserves estimates are prepared in accordance with Securities and Exchange Commission rules and regulations regarding natural gas, oil and NGL reserves reporting (the “SEC Pricing”). The Southwestern SEC Pricing estimates are based on a report prepared by Southwestern’s management team. The

Company engaged the services of Netherland, Sewell & Associates, Inc., or NSAI, an independent petroleum engineering firm, to audit the reserves estimated by the Company’s reservoir engineers. In conducting its audit, the engineers and geologists of NSAI studied the Company’s major properties in detail and independently developed reserve estimates. NSAI’s audit consists primarily of substantive testing, which includes a detailed review of the Company’s major properties, and accounted for approximately 97% of the present worth of the Company’s total proved reserves. NSAI prepared an audit letter for Southwestern detailing this information. The GEPH and Indigo SEC Pricing estimates are based on independent reports prepared by NSAI.
The strip pricing reserves estimates presented in the table below as of December 31, 2020 were prepared by Southwestern using closing month futures prices as reported on the NYMEX Henry Hub for natural gas and NYMEX WTI for oil on November 17, 2021 (“Strip Pricing”). The SEC Pricing and Strip Pricing estimates for Southwestern Energy Company below include the Montage natural gas and oil properties which were acquired on November 13, 2020. There are numerous uncertainties inherent in establishing quantities of proved reserves. The following reserves data represents estimates only, and should not be deemed exact or a prediction of actual production. In addition, PV-10 should not be construed as the current market value of the applicable company’s natural gas and oil properties or the cost that would be incurred to obtain equivalent reserves.

	Southwestern Energy Company
	Proved Reserves as of December 31, 2020 (Bcfe)		Proved Developed Producing Reserves as of December 31, 2020 (Bcfe)
	SEC Pricing(1)	Strip Pricing(2)	SEC Pricing(1)	Strip Pricing(2)
Natural Gas (Bcf)	9,181	9,615	6,342	6,651
Oil (MBbls)	58,024	59,525	33,563	33,640
NGLs (MBbls)	410,151	422,441	276,548	281,680
Total (Bcfe)	11,990	12,507	8,203	8,543

	GEP Haynesville, LLC
	Proved Reserves as of December 31, 2020 (Bcfe)		Proved Developed Producing Reserves as of December 31, 2020 (Bcfe)
	SEC Pricing(1)	Strip Pricing(2)	SEC Pricing(1)	Strip Pricing(2)
Natural Gas (Bcf)	1,614	2,095	598	654

	Indigo Natural Resources, LLC
	Proved Reserves as of December 31, 2020 (Bcfe)		Proved Developed Producing Reserves as of December 31, 2020 (Bcfe)
	SEC Pricing(1)(3)	Strip Pricing(2)(4)	SEC Pricing(1)(5)	Strip Pricing(2)(6)
Natural Gas (Bcf)	3,650	4,924	1,191	1,915
Oil (MBbls)	1,858	2,485	797	2,485
NGLs (MBbls)	17,420	9,404	5,521	9,404
Total (Bcfe)	3,766	4,995	1,229	1,986

Proved PV-10 (non-GAAP)(7) as of December 31, 2020:

($ in millions)	SEC Pricing(1)	Strip Pricing(2)
Southwestern Energy Company	$1,847	$11,277
GEP Haynesville, LLC	$518	$2,353
Indigo Natural Resources, LLC (8)	$649	$4,466

Proved Developed Producing (PDP) PV-10 (non-GAAP)(7) as of December 31, 2020:

($ in millions)	SEC Pricing(1)	Strip Pricing(2)
Southwestern Energy Company	$1,961	$8,271
GEP Haynesville, LLC	$394	$1,030
Indigo Natural Resources, LLC (9)	$612	$2,229
(1)The prices used in the calculation of the SEC Pricing Reserves and PV-10 were based on the average realized sales price for sales of natural gas, oil and NGLs, on the first calendar day of each month during the trailing 12 months in accordance with SEC rules.
(2)Strip Pricing estimates were prepared on the same basis as the SEC Pricing estimates, except for the use of pricing based on closing monthly future prices as reported on the NYMEX Henry Hub for natural gas and NYMEX WTI for oil on November 17, 2021. The average future prices for benchmark commodities used in determining our Strip Pricing estimates were $3.71 per MMBtu for natural gas for 2021, $4.34 for 2022, $3.57 for 2023 and $3.27 for 2024 and thereafter on the NYMEX Henry Hub, and $68.63 per Bbl for oil for 2021, $74.69 for 2022, $68.55 for 2023 and $65.19 for 2024 and thereafter on the NYMEX WTI. NGL pricing used in determining Strip Pricing estimates was approximately 31% of future crude oil prices. Management believes that the use of forward prices provides investors with additional useful information about its reserves, as the forward prices are based on the market’s forward-looking expectations of oil and natural gas prices as of a certain date. Strip pricing futures prices are not necessarily an accurate projection of future natural gas and oil prices. Investors should be careful to consider forward prices in addition to, and not as a substitute for, SEC prices, when considering the applicable company’s natural gas and oil reserves.
(3)Indigo SEC Pricing proved reserves as of December 31, 2020 includes 562 Bcf of natural gas, 1,749 MBbls of oil and 17,383 MBbls of NGL reserves totaling 677 Bcfe associated with the conventional Cotton Valley oil and gas properties which were sold in the second quarter of 2021 prior to the signing of the Indigo Merger Agreement (as defined below).
(4)Indigo Strip Pricing proved reserves as of December 31, 2020 includes 694 Bcf of natural gas, 1,183 MBbls of oil and 9,322 MBbls of NGL reserves totaling 757 Bcfe associated with the conventional Cotton Valley oil and gas properties which were sold in the second quarter of 2021 prior to the signing of the Indigo Merger Agreement.
(5)Indigo SEC Pricing proved developed reserves as of December 31, 2020 includes 179 Bcf of natural gas, 688 MBbls of oil and 5,484 MBbls of NGL reserves totaling 216 Bcfe associated with the conventional Cotton Valley oil and gas properties which were sold in the second quarter of 2021 prior to the signing of the Indigo Merger Agreement.
(6)Indigo Strip Pricing proved developed reserves as of December 31, 2020 includes 293 Bcf of natural gas, 1,183 MBbls of oil and 9,322 MBbls of NGL reserves totaling 356 Bcfe associated with the conventional Cotton Valley oil and gas properties which were sold in the second quarter of 2021 prior to the signing of the Indigo Merger Agreement.
(7)PV-10 (non-GAAP) is the present value of estimated future gross revenue to be generated from the production of estimated net proved reserves, net of estimated production and future development costs, using prices and costs in effect as of the date indicated (unless such prices or costs are subject to change pursuant to contractual provisions), without giving effect to non-property related expenses such as general and administrative expenses, debt service and future income tax expenses or to depreciation, depletion and amortization, discounted using an annual discount rate of 10 percent. While this measure does not include the effect of income taxes as it would in the use of the standardized measure of discounted future net cash flows calculation, it does provide an indicative representation of the relative value of the applicable company on a comparative basis to other companies from period to period. Management believes that the presentation of PV-10 provides greater comparability when evaluating oil and gas companies due to the many factors unique to each individual company that impact the amount and timing of future income taxes. In addition, management believes that PV-10 is widely used by investors and analysts as a basis for comparing the relative size and value of its proved reserves to other oil and gas companies. PV-10 should not be considered in isolation or as a substitute for the standardized measure of discounted future net cash flows or any other measure of a company’s financial or operating performance presented in accordance with GAAP. Southwestern’s definition of PV-10 as may differ significantly from the definitions used by other companies to compute similar measures. As a result, PV-10 as defined may not be comparable to similar measures provided by other companies. Neither PV-10 nor the standardized measure of discounted future net cash flows purport to represent the fair value of the applicable company’s proved oil and gas reserves. GAAP does not prescribe any corresponding measure for PV-10 of reserves as of an interim date or on any basis other than SEC prices.
Southwestern’s existing tax attributes, including net operating losses and remaining depreciable tax basis related to our natural gas and oil properties, more than offset future net operating income, resulting in no tax effect to its SEC Pricing PV-10 calculation for the year ended December 31, 2020. The standardized measure for Southwestern’s Strip Pricing proved reserves PV-10 calculation was $10,582 million for the year ended December 31, 2020, and included future tax expense of $695 million. The standardized measure for Southwestern’s Strip Pricing PDP reserves PV-10 calculation was $8,097 million for the year ended December 31, 2020, and included future tax expense of $174 million. GEPH and Indigo are treated as partnerships for income tax purposes, therefore, a reconciliation of PV-10 for the SEC Pricing reserves as of December 31, 2020 to the standardized measure of discounted future net cash flows in not necessary as there is no tax effect.
(8)Indigo proved PV-10 (non-GAAP) as of December 31, 2020 includes $45 million and $413 million in value at SEC Pricing and Strip Pricing, respectively, associated with the conventional Cotton Valley oil and gas properties which were sold in the second quarter of 2021 prior to the signing of the Indigo Merger Agreement.
(9)Indigo PDP PV-10 (non-GAAP) as of December 31, 2020 includes $63 million and $322 million in value at SEC Pricing and Strip Pricing, respectively, associated with the conventional Cotton Valley oil and gas properties which were sold in the second quarter of 2021 prior to the signing of the Indigo Merger Agreement.

Item 9.01 Financial Statements and Exhibits.
(b) Unaudited Pro Forma Financial Information
On September 1, 2021, pursuant to the Agreement and Plan of Merger, dated as of June 2, 2021, by and between Southwestern and Indigo Natural Resources LLC (“Indigo”), Southwestern completed its previously announced acquisition of Indigo by means of a merger of Indigo with and into a subsidiary of Southwestern, with Indigo as the surviving company (the “Indigo Merger”). In addition, on November 13, 2020, pursuant to the Agreement and Plan of Merger, dated as of August 12, 2020, by and between Southwestern and Montage Resources Corporation (“Montage”), Southwestern completed its previously announced acquisition of Montage, by means of a merger of Montage with and into Southwestern, with Southwestern continuing as the surviving corporation (the “Montage Merger” and, together with the Indigo Merger, the “Mergers”). Accordingly, the unaudited pro forma condensed combined financial statements also incorporate the historical financial activity of Montage through November 12, 2020, and have been adjusted to reflect (i) the Montage-related equity offering and the Montage-related debt offering and the use of the proceeds therefrom and (ii) the Indigo Merger, as described above. The unaudited pro forma condensed combined financial statements do not give effect to the pending acquisition of GEPH.
The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and the nine-months ended September 30, 2021 give effect to the Mergers as if they had been consummated on January 1, 2020. The pro forma financial information, and the related notes thereto, are included as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated by reference into this Item 9.01(b).

(d) Exhibits

Exhibit No.	Descriptions
99.1*	The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and the nine-month period ended September 30, 2021.
104	Cover Page Interactive Date File (embedded within the Inline XBRL document)
•Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWESTERN ENERGY COMPANY
Registrant

Dated: November 29, 2021	By:	/s/ CARL F. GIESLER, JR.
		Name:	Carl F. Giesler, Jr.
		Title:	Executive Vice President, Chief Financial Officer